



<ARTICLE> 5

<PERIOD-TYPE>                   YEAR
<FISCAL-YEAR-END>                          DEC-31-1998
<PERIOD-START>                             JAN-01-1998
<PERIOD-END>                               DEC-31-1998
<CASH>                                          65,300
<SECURITIES>                                         0
<RECEIVABLES>                                  202,400
<ALLOWANCES>                                     5,500
<INVENTORY>                                    130,100
<CURRENT-ASSETS>                               625,600<F1>
<PP&E>                                       1,540,500
<DEPRECIATION>                                 879,100
<TOTAL-ASSETS>                               2,577,800<F1>
<CURRENT-LIABILITIES>                          688,200
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                           700
<OTHER-SE>                                      86,900
<TOTAL-LIABILITY-AND-EQUITY>                 2,577,800
<SALES>                                      1,463,400<F2>
<TOTAL-REVENUES>                             1,511,900
<CGS>                                          884,800
<TOTAL-COSTS>                                  884,800
<OTHER-EXPENSES>                                     0
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                              20,200<F3>
<INCOME-PRETAX>                              (214,700)
<INCOME-TAX>                                  (69,000)
<INCOME-CONTINUING>                          (145,700)
<DISCONTINUED>                                 (2,600)<F4>
<EXTRAORDINARY>                               (35,300)<F5>
<CHANGES>                                            0
<NET-INCOME>                                 (183,600)
<EPS-PRIMARY>                                   (2.46)
<EPS-DILUTED>                                   (2.46)

<F1> Includes net assets of discontinued operations of $8,300.
<F2> Excludes sales of $431,200 of the Packaging Business, which was classified as a discontinued operation as of December 31, 1997.
<F3> Excludes interest expense allocated to Grace's discontinued operations of
     $13,300 ($8,700 after-tax).
<F4> Includes pretax operating income of the Packaging Business of $60,500
     ($39,900 after-tax), allocated interest expense of $13,300 ($8,700 after-tax), costs related to the Packaging Business transaction of $32,600 ($28,300 after-tax) and a related pension plan curtailment loss of $8,400 ($5,500 after-tax).
<F5> Reflects extraordinary loss on extinguishment of debt, net of tax.









